Exhibit 32.1

JAVA EXPRESS, Inc.

 Certification Of Principal Executive Officer
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the annual report of Java Express, Inc. (the “Company”) on Form 10-K for the year ended March 31, 2010, Mark Burdge hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date:

June 22, 2010

/s/ Mark Burdge

Mark Burdge

Principal Executive Officer